UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 24, 2008
Northwest Pipeline GP

(Exact name of registrant as specified in its charter)

Delaware	1-7414	26-1157701

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

295 Chipeta Way, Salt Lake City, Utah		84108

(Address of principal executive offices)		(Zip Code)
(801) 583-8800

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
General
     As previously reported on Form 8-K, on October 1, 2007, Northwest Pipeline Corporation converted from a Delaware corporation to a general partnership, thereafter called Northwest Pipeline GP (the “Company”). Immediately following the conversion, the partners of the Company entered into a general partnership agreement. On January 24, 2008, in connection with the closing of the initial public offering by Williams Pipeline Partners L.P. (the “Limited Partnership”) of its 16,250,000 common units representing limited partner interests in the Limited Partnership (the “Offering”), and the transactions related to the Offering, the Company entered into an amended and restated general partnership agreement (the “Amended and Restated Partnership Agreement”), an administrative services agreement and a contribution, conveyance and assumption agreement. The description of such agreements in this Current Report are only summaries, and are qualified in their entirety by reference to the provisions of such agreements, copies of which are attached as exhibits to this Current Report.
Amended and Restated General Partnership Agreement
     In connection with the Offering, the Company’s partners amended and restated the general partnership agreement of the Company to eliminate provisions related to Parachute Pipeline, LLC, a subsidiary of the Company that was previously sold by the Company, and to make certain other changes.
     The Company is a Delaware general partnership, whose purpose is generally to own and operate the Northwest interstate pipeline system and related facilities and to conduct such other business activities as its management committee may from time to time determine, provided that such activity either generates “qualifying income” (as defined in Section 7704 of the Internal Revenue Code of 1986, or the Code) or enhances operations that generate such qualified income. The partners holding partnership interests in the Company are (i) WGPC Holdings LLC (“WGPC Holdings”), a wholly owned indirect subsidiary of The Williams Companies, Inc. (“Williams”) and (ii) Williams Pipeline Partners Holdings LLC (“WPP Holdings”), a wholly-owned indirect subsidiary of Williams Pipeline Partners L.P.
     Under the Amended and Restated Partnership Agreement, any affiliate of either partner may engage in other business opportunities, including those that compete with the Company’s business, free from any obligation to offer such opportunities to the other partner or the Company.
     Although management of the Company is vested in its partners, the partners of the Company have agreed to delegate management of the partnership to a management committee. Decisions or actions taken by the management committee of the Company bind the Company. The management committee is composed of two representatives, with one representative being designated by each partner. Each representative has full authority to act on behalf of the partner that designated such representative with respect to matters pertaining to that partnership. Each representative is an agent of the partner that designated that person and does not owe any duty (fiduciary or otherwise) to the Company, any other partner or any other representative.
     The management committee of the Company meets no less often than quarterly, with the time and location of, and the agenda for, such meetings to be as the management committee determines. Special meetings of the management committee may be called at such times as a partner or management committee representative determines to be appropriate. Each member of the management committee is entitled to a vote equal to the percentage interest in the Company of the respective partner represented. Except as noted below, the vote of a majority of the percentage interests represented at a meeting properly called and held constitutes the action of the management committee. Any action of the management committee may be taken by unanimous written consent.
     The following actions require the unanimous approval of the management committee:
•      the liquidation, dissolution or winding up of the Company or making any bankruptcy filing;
•     the issuance, incurrence, assumption or guarantee of any indebtedness or the pledge of any of the Company’s assets;
•     filing or resolving a Section 4 general rate case proceeding under the Natural Gas Act or any other proceeding or controversy at FERC or an appeal of a FERC order, the outcome of which would cause (A) the Company to have reduced revenue of, or pay penalties, refunds or interest in excess of, $50 million, or (B) the Company to agree to any criminal penalty;
•     any amendment of the Company’s partnership agreement;
•     any distributions to the Company’s partners, other than the distributions of available cash to be made at least quarterly as described below;
•     the admission of any person as a partner (other than a permitted transferee of a partner) or the issuance of any partnership interests or other equity interests of the Company or any withdrawal by any partner from the partnership;
•     the transfer, redemption, repurchase or other acquisition of interests in the Company;
•     the disposition of substantially all of the assets of the Company or any portion of such assets with a value exceeding $20 million;
•     any merger or consolidation of the Company with another person or any conversion or reorganization of the Company;
•     entering into any activity or business that may generate income that may not be “qualifying income” under Section 7704 of the Internal Revenue Code;
•     the approval of the Company’s budget;
•     the approval of a transfer by a partner of its interest in the Company; and
•     any amendment to the administrative services agreement to which the Company is a party.
     Under the Amended and Restated Partnership Agreement, on or before the end of the calendar month following each quarter, the management committee of the Company is required to review the amount of available cash with respect to that quarter and distribute 100% of the available cash to the partners in accordance with their percentage interests, subject to limited exceptions. Available cash with respect to any quarter is generally defined as the sum of all cash and cash equivalents on hand at the end of the quarter, plus cash on hand from working capital borrowings made subsequent to the end of that quarter (as determined by the management committee), less cash reserves established by the management committee as necessary or appropriate for the conduct of the Company’s business and to comply with any applicable law or agreement.

     Generally, the Amended and Restated Partnership Agreement allows the management committee to require the partners to make additional capital contributions in accordance with their percentage interests. The management committee may issue capital calls to fund working and maintenance capital expenditures, as well as to fund expansion capital expenditures.
     Each of the partners is allowed to transfer its general partnership interest in the Company to an affiliate that is a wholly owned subsidiary of Williams or the Limited Partnership, respectively. Otherwise, each Northwest partner has a “right of first offer” that requires a partner to offer the general partnership interest to the other partner prior to selling the interest to a third party. If the partner declines the right of first offer, the partner wishing to sell its interest has 120 days to sell the interest to a third party, provided that the sale is for at least equal value as offered to the other partner and other terms are not materially more favorable to the third party than the terms offered to the other partner.
     In general, all items of income, gain, loss and deduction will be allocated to the partners in accordance with their percentage interests.
     The Amended and Restated Partnership Agreement provides that the capital expenditures related to the Colorado Hub Connection Project that has been proposed by the Company will be funded by the affiliate of Williams holding the 65% general partnership interest in Northwest not owned indirectly by the Limited Partnership.
     A copy of the Amended and Restated Partnership Agreement is filed as Exhibit 3.1 to this Current Report and is incorporated into this Item 1.01 by reference.
Northwest Pipeline GP Administrative Services Agreement
     On January 24, 2008, the Company entered into the Administrative Services Agreement (the “Services Agreement”) with Northwest Pipeline Services LLC (“Northwest Services”). Under the Services Agreement, the Company engaged Northwest Services to perform certain services relating to the operation of the Company’s business, including employees, accounting, information technology, company development, operations, administration, insurance, risk management, tax, audit, finance, land, marketing, legal and engineering. Northwest Services agreed to perform such services in accordance with industry standards and substantially in accordance with all applicable material governmental approvals and laws.
     A copy of the Services Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated into this Item 1.01 by reference.
Contribution, Conveyance and Assumption Agreement
     On January 24, 2008, in connection with the closing of the Offering, the Company entered into the Contribution Agreement (the “Contribution Agreement”) with the Limited Partnership, Williams Pipeline Operating LLC, WPP Merger LLC, WPP Holdings, Williams Pipeline GP LLC (the “GP LLC”), Williams Gas Pipeline Company, LLC, WGPC Holdings and Williams Pipeline Services Company. The Contribution Agreement provided for, among other things, the following transactions immediately prior to the closing of the Offering:
•     the purchase of a 15.1% interest in the Company by a subsidiary of the Limited Partnership;

•     the issuance by the Limited Partnership of 6,350,668 common units and 10,957,900 subordinated units to GP LLC representing 50.5% limited partner interest in the Limited Partnership, in exchange for a 19.1% interest in the Company;
•     issuance by the Limited Partnership to GP LLC the Limited Partnership’s incentive distribution rights, and the continuation of GP LLC’s 2% general partner interest in the Limited Partnership as represented by 684,869 general partner units; and
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. A copy of the Contribution Agreement is filed as Exhibit 10.2 to this Current Report and is incorporated into this Item 1.01 by reference.
Relationships
     Each of the parties to the Contribution Agreement and the Administrative Services Agreement, other than the Company, is a related party to the Company as a result of being affiliates of either of WGPC Holdings, which is the 65% owner of the Company, or WPP Holdings, which is the 35% owner of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
     As described above, the Company amended and restated its general partnership agreement on January 24, 2008. The description of the Amended and Restated Partnership Agreement provided above under Item 1.01 is incorporated in this Item 5.03 by reference. A copy of the Amended and Restated Partnership Agreement as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 3.1	Amended and Restated General Partnership of Northwest Pipeline GP, dated January 24, 2008

Exhibit 10.1	Administrative Services Agreement, dated January 24, 2008, between Northwest Pipeline GP and Northwest Pipeline Services, LLC

Exhibit 10.2	Contribution, Conveyance and Assumption Agreement, dated January 24, 2008, among Williams Pipeline Partners L.P., Williams Pipeline Operating LLC, WPP Merger LLC, Williams Pipeline Partners Holdings LLC, Northwest Pipeline GP, Williams Pipeline GP LLC, Williams Gas Pipeline Company, LLC, WGPC Holdings LLC and Williams Pipeline Services Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 30, 2008

NORTHWEST PIPELINE GP
By:	/s/ Brian K. Shore
Brian K. Shore
Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Amended and Restated General Partnership of Northwest Pipeline GP, dated January 24, 2008

Exhibit 10.1	Administrative Services Agreement, dated January 24, 2008, between Northwest Pipeline GP and Northwest Pipeline Services, LLC

Exhibit 10.2	Contribution, Conveyance and Assumption Agreement, dated January 24, 2008, among Williams Pipeline Partners L.P., Williams Pipeline Operating LLC, WPP Merger LLC, Williams Pipeline Partners Holdings LLC, Northwest Pipeline GP, Williams Pipeline GP LLC, Williams Gas Pipeline Company, LLC, WGPC Holdings LLC and Williams Pipeline Services Company